                                                                    EXHIBIT 99.6

NEOFORMA.COM STREAMLINES OPERATIONS;

INCREASES FOCUS ON HOSPITAL AND PHYSICIAN MARKETS

SANTA CLARA, CA --MAY 25, 2000-- Neoforma.com, Inc. (NASDAQ: NEOF) today announced that as a result of its recently announced transaction with Novation and acquisition of EquipMD, it is streamlining operations to focus on two key global markets -- Integrated Delivery Networks (IDNs)/Hospitals and Physician Practices. The restructuring involves both changes in executive management and the company's organizational structure as well as a reduction in force of approximately 80 individuals in functions largely duplicated or unnecessary as a result of both the new Novation agreement and the reorganization. Neoforma.com's management believes that penetration of these two major market opportunities and the operational changes will accelerate anticipated breakeven on an EBITDA basis to the first quarter of 2002.


Bob Zollars, chairman, president and chief executive officer of Neoforma.com, indicated, "We believe the Novation and EquipMD commitments will demand a laser-like focus on rapidly bringing as many hospitals and physician practices as possible into the Neoforma.com e-commerce exchange. To do so both efficiently and effectively, we are focusing on and committing additional resources to execution and implementation for customers and reducing activities that no longer directly support our objectives in these two key markets."


 ...Executive Management Team


As a result of the restructuring, Zollars will have six direct reports, each of whom will represent a newly reorganized function, and all of whom currently hold management positions at Neoforma.com. Responsible for executing on the company's two key market opportunities are Dan Eckert for IDNs/Hospitals and Allen Capsuto for Physician Practices. Denny Brennan will have responsibility for a new services delivery group that will focus on implementing the Neoforma.com e-commerce services. Steve Wigginton will head development and engineering of products for both the hospital and physician practice sectors. Fred Ruegsegger, currently chief financial officer, will take on the additional responsibility of administration and operations. Alan Milinazzo will lead the new global marketing organization. Robert Rene and BD Goel, executive vice presidents, are leaving the company to pursue other interests.

ABOUT NEOFORMA.COM, INC.
Neoforma.com is a leading provider of business-to-business e-commerce services in the large and highly fragmented market for medical equipment and supplies. Neoforma.com offers three primary services that together address the entire healthcare purchasing lifecycle, from planning through procurement to liquidation. Neoforma Shop service provides a unified marketplace where purchasers can easily locate and buy new medical products, and suppliers can access new customers and markets. Neoforma Auction service creates an efficient marketplace for idle assets by enabling users to list, sell and buy used, refurbished and surplus medical products. Neoforma Plan service provides interactive content to healthcare facility planners to reduce the complexities of planning and outfitting facilities. For more information, visit the company's Web site at www.neoforma.com.

Cautionary Note Regarding Forward-Looking Statements. This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to the potential restructuring of Neoforma.com's executive management and organizational structure, and its anticipated financial results. These forward-looking statements involve a number of risks and uncertainties, including Neoforma.com's ability to successfully restructure its operations, manage its growth, compete effectively with larger competitors, and the willingness of Neoforma.com's customers to accept its product offerings and adopt the internet for electronic commerce, that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks and other risks are described in Neoforma.com's periodic reports filed with the SEC including its Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the quarter ended March 31, 2000. Neoforma.com assumes no obligation to update the forward-looking information contained in this news release.

Neoforma.com, Inc., and www.neoforma.com are trademarks of Neoforma.com, Inc. Other Neoforma.com logos, product names and service names are also trademarks of Neoforma.com, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.


[NEOFORMA LOGO]